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                               WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of [ ], 1998 by and among MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation (the "Company"), and H.C. WAINWRIGHT & CO., INC. ("Wainwright" or the "Representative").

     WHEREAS, the Company and the Representative have entered into an Underwriting Agreement of even date herewith (the "Underwriting Agreement"); and

     WHEREAS, the Company proposes to issue to the Representative warrants, as hereinafter described, (the "Warrants") to purchase an aggregate of 190,000 shares, subject to adjustment as hereinafter provided (the "Shares"), of the Company's common stock, par value $0.0l per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Issuance of Warrants; Form of Warrant. As more fully set forth below, the Company will issue, sell and deliver the Warrants to the Representative or its bona fide officers or partners, as named by the Representative in accordance with Section 5(p) of the Underwriting Agreement, for an aggregate price of $1.00, concurrently with the closing (the "Closing") under the Underwriting Agreement relating to the public offering, pursuant to a registration statement on Form SB-2 (File No. 333-39111) (the "Registration Statement"), of 1,900,000 shares of Common Stock (plus an option to purchase up to an additional 285,000 shares of Common Stock to cover over-allotments) (the "Offering"). The form of the Warrants shall be substantially as set forth on Exhibit A, attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company.

     2. The Warrants shall be numbered and shall be registered in a Warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant register (the "Warrant Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or are to be registered in the name of or at the direction of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of "H.C. Wainwright & Co., Inc." in such denominations as the Representative may request in writing to the Company; provided, however, that prior to the Closing, the Representative may designate that its Warrants be issued in varying amounts directly to its bona fide officers or partners and not to it directly in accordance with Section 5(p) of the Underwriting





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Agreement.  Such designation will only be made by the Representative if it determines such issuances would not violate the rules and interpretations of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements, and subject to applicable federal and state securities law.

     3. Transfer of Warrants. The Warrants may not be transferred, assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred, in part or in whole, prior to the first anniversary of the effective date of the Registration Statement (the "Effective Date"), except to the bona fide officers or partners of the Representative, and subject to applicable federal and state securities law, and only on the books of the Company upon delivery thereof duly endorsed by the Warrant Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representative, duly authenticated evidence of their authority shall be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or new Warrants to the persons entitled thereto. A Warrant may be exchanged at the option of the Warrant Holder thereof for another Warrant, or other Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause a Warrant to be transferred on its books to any person unless the Warrant Holder thereof shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities law, in accordance with the provisions of Section 10 of this Agreement.

     4. Term of Warrants; Exercise of Warrants. Each Warrant entitles the Warrant Holder thereof to purchase one Share at a purchase price of $[ ] per Share (the "Exercise Price") at any time from the first anniversary of the Effective Date (except as otherwise set forth herein) until 5:00 p.m., Boston time (the "Close of Business"), on the day immediately preceding the fifth anniversary of the Effective Date (the "Expiration Date"). The Exercise Price and the number of Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of
Section 8 of this Agreement. Subject to the provisions of this Agreement, each Warrant Holder shall have the right, which may be exercised as set forth in such Warrant, to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable Shares specified in such Warrant Holder's Warrant, upon surrender to the Company, or its duly authorized agent, of such Warrant, with an election to purchase attached thereto in the form of Exhibit B to this Agreement, duly completed and signed, with (if requested by the Company within two business days of surrender of the Warrant with the election to purchase) signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrant is then exercised. Notwithstanding the method of exercise set forth in any Warrant





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(or anything to the contrary herein), in the event that the Warrant Holder thereof has not exercised such Warrant prior to the Close of Business on the Expiration Date and the current market price per share of Common Stock at the Close of Business on the Expiration Date (as determined substantially in accordance with Section 8(d), but using the closing prices or quotations, as the case may be, on such Expiration Date rather than a 30-day average) is greater than the Exercise Price, then the Warrant Holder thereof shall be deemed to have exercised such Warrant in full immediately prior to the Close of Business on the Expiration Date (an "Automatic Exercise"). Payment of the Exercise Price may be made in cash or by check payable to the order of the Company in the amount obtained by multiplying the number of Shares for which such Warrant is then being exercised by the Exercise Price then in effect (such amount, the "Exercise Payment"), except that the Warrant Holder may, at its option, elect to pay the Exercise Payment by delivering to the Company the number of shares of Common Stock determined by dividing the Exercise Payment by the current market price (as defined in paragraph (d) of Section 8) of a share of Common Stock on the date of exercise or by canceling a portion of such Warrant that is equal to the number of shares determined by dividing the Exercise Payment by the current market price (as defined in paragraph (d) of Section 8) of a share of Common Stock as of the date of exercise. In the event of an Automatic Exercise of any Warrant, the Warrant Holder thereof shall be deemed to have chosen to cancel the portion of its Warrant that is equal to the number of shares determined by dividing the Exercise Payment by the current market price (as defined in paragraph (d) of Section 8) of a share of Common Stock as of the Close of Business on the Expiration Date. Except as set forth in Section 8, no adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the Exercise Payment as aforesaid, or upon the occurrence of an Automatic Exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (but in any event within three (3) business days) to or upon the written order of the Warrant Holder and (subject to receipt of evidence of compliance with the Act and applicable state securities laws in accordance with the provisions of Section 10 of this Agreement) in such name or names as such Warrant Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant and payment of the Exercise Payment as aforesaid, or as of the date of the Automatic Exercise; provided, however, that if, at the date of surrender of such Warrant and payment of such Exercise Payment, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date), and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than four (4) days. The rights of purchase represented by a Warrant shall be exercisable, at the election of the Warrant Holder thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of fewer than all of the Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant or new Warrants will be issued for the remaining number of Shares specified in the Warrant or Warrants





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so surrendered.

     5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of a Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Warrant Holder who exercised the Warrant in respect of which such Shares are issued.

     6. Mutilated or Missing Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant or an indemnity, also reasonably satisfactory to the Company.

     7. Reservation of Shares, etc. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, an aggregate number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. In addition, upon any adjustment to the number and kind of securities purchasable upon exercise of the Warrants, the Company shall reserve, and shall at all times thereafter keep reserved, out of the authorized and unissued Common Stock or such other kind of securities, an aggregate number of shares of Common Stock or shares, units or otherwise of such other kind of securities sufficient to provide for the exercise of the rights to purchase represented by
the outstanding Warrants.   After the Effective Date, the transfer agent for
the Common Stock (the "Transfer Agent"), and every subsequent Transfer Agent, if any, for Shares issuable upon the exercise of any of the rights of purchase represented by the Warrants, will be irrevocably authorized and directed at all times until the Expiration Date to reserve such aggregate number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any Shares issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply any such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. Any Warrant surrendered in the exercise of the rights thereby evidenced shall be canceled, and until delivery to the person surrendering such Warrant of stock certificates representing the Shares to be issued to such person as a result of such exercise, such canceled Warrant shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrant. No shares of Common Stock shall be subject to reservation in respect of any unexercised Warrant subsequent to the Expiration Date.

     8. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     (a) In case the Company shall (i) declare a dividend on its Common Stock in





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shares of Common Stock or make a distribution in shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, other than any such reclassification to which paragraph (j) of this Section 8 applies, the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder thereof shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

     (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock, entitling them to subscribe for or to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than "poison pill" rights referred to in paragraph (l) of this Section 8) at a price per share (or having a conversion price per share) that is lower on the record date for the determination of stockholders entitled to receive such rights, options or warrants than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date for the determination of stockholders entitled to receive such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the record date for the determination of stockholders entitled to receive such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

     (c) In case the Company shall distribute to all holders of its Common Stock shares of stock (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends out of retained earnings and dividends or distributions referred to in paragraph (a) of this Section 8) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above and paragraph (l) below), then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of such Warrant by a fraction, of which the numerator shall be the current market price per share of Common Stock (as





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defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution, retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 8 or under Section 4 or Section 9, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices per share for the 30 consecutive trading days commencing 45 trading days before the date of such computation.
The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock on the Nasdaq National Market System ("NASDAQ") or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

     (e) No adjustment in the number of Shares purchasable upon exercise of each Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
All calculations shall be made to the nearest one thousandth of a share.

     (f) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

     (g) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an





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adjustment made pursuant to paragraph (a) above, any Warrant Holder shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8, and the provisions of Sections 4, 5, 7, 9 and 12, with respect to the Shares, shall apply on like terms to any such other shares.

     (h) The Company may, at its option, at any time during the term of a Warrant, reduce, either temporarily or permanently, the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; provided, however, that any such reduction may be temporary only to the extent that Warrant Holders receive written notice from the Company stating the term of such temporary reduction; and further provided, that following the expiration of such temporary reduction, the Exercise Price may not be raised to an amount in excess of the Exercise Price in effect immediately prior to such temporary reduction.

     (i) Whenever the number of Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments. The Company may retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this
Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares purchasable upon the exercise of each Warrant and the Exercise Price thereof after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment, and each Warrant Holder shall have the right to inspect such certificate during reasonable business hours.

     (j) In case of any consolidation of the Company with or merger of the Company with and into another corporation or other entity or any consolidation with or merger of any other corporation or other entity with and into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of Shares and in which the Company is the surviving corporation) or in case of any sale or conveyance to another corporation or other person or entity of the property of the Company as an entirety or substantially as an entirety, (i) notwithstanding the provisions of
Section 4 hereof, each Warrant Holder shall have the right to exercise any Warrant then held immediately prior to such consolidation, merger, sale or conveyance upon payment of the Exercise Price then in effect and (ii) with respect to any Warrants which are not exercised as provided in clause (i) above, the Company or such successor or purchasing corporation or person or entity (or an affiliate of such successor or purchasing corporation or person or entity), as the case may be, agrees that each Warrant Holder shall have the right after the happening of any such consolidation, merger, sale or conveyance (except for a consolidation, merger, sale or conveyance in which the consideration received by the Company's stockholders consists solely of cash) upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have





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been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action and the securities issued upon such exercise been held since the date of such exercise. The provisions of this paragraph (j) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     (k) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of a Warrant pursuant to this Agreement, a certificate for a Warrant issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement.

     (l) Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" stockholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 8(b) or Section 8(c) hereof, make proper provision so that each Warrant Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the Shares issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Shares issuable upon such exercise at the time of such exercise in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of Shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

     9. Fractional Interests. The Company shall not be required to issue fractions of Shares on the exercise of a Warrant. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction from the Warrant Holder for an amount in cash equal to the same fraction of the current market price per share of Common Stock (determined as provided in paragraph (d) of Section 8) on the date of exercise.

     10. Restrictions on Disposition. The issuance of the Warrants has not been registered under the Act pursuant to the Registration Statement. The Representative represents and warrants to the Company that it understands that neither the Warrants nor the Shares may be transferred except pursuant to (i) an effective registration statement under the Act or (ii) any available rule or exemption from registration under the Act permitting such disposition.

     11. Certificates to Bear Legends. Each Warrant shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend:







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            THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

     The Shares or other securities issued upon exercise of a Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares or securities shall bear a legend in substantially the following form:

            THE SHARES OR SECURITIES REPRESENTED BY THIS
            CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.





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     12. Registration Rights.

     (a) Demand Registration Rights. The Company covenants and agrees with the Representative and any other or subsequent Warrant Holder(s) or registered holder(s) of Shares or registered holder(s) of other securities for which the Warrants become exercisable (for purposes of this Section 12, collectively, the "Warrant Holders" and each a "Warrant Holder") that, upon written request (a "Registration Request") of the then Warrant Holder(s) of at least a majority of the securities issued and issuable pursuant to the Warrants, made at any time within the period commencing on the first anniversary of the Effective Date and ending at the Close of Business on the Expiration Date (which, as set forth in Section 4 hereof is the day immediately preceding the fifth anniversary of the Effective Date), the Company will file with all deliberate speed and, in any event, within 45 days after receipt of such Registration Request, at its sole expense, no more than once, and at the Warrant Holders' expense, no more than once, a registration statement or a Regulation A offering statement (as requested by the Warrant Holders and if permitted under the Securities Act) registering or qualifying the Shares or other securities for which the Warrants become exercisable for sale. Within 15 days after receiving any such notice, the Company shall give notice to the other Warrant Holders advising that the Company is proceeding with such registration statement or Regulation A offering statement and offering to include therein the Shares or other securities for which the Warrants become exercisable of such Warrant Holders. The Company shall not be obligated to any such other Warrant Holder unless such other Warrant Holder shall accept such offer by notice in writing to the Company within 10 days after receipt of such notice from the Company. No other securities of the Company shall be entitled to participate in such registration or qualification. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such registration statement or Regulation A offering statement (if permitted under the Securities Act) as promptly as practicable and for a period of two years thereafter to reflect in the registration statement or Regulation A offering statement (if permitted under the Securities Act) financial statements which are prepared in accordance with
Section 10(a)(3) of the Securities Act and any facts or events arising that, individually or in the aggregate, represent a fundamental or material change in the information set forth in the registration statement or Regulation A offering statement to enable any Warrant Holder to exercise Warrants and to sell Shares or other securities for which the Warrants become exercisable, during such two-year period. If any registration pursuant to this paragraph
(a) is an underwritten offering, the Company will select an underwriter (or managing underwriter if such offering should be syndicated) approved by the Warrant Holders of a majority of the Warrants or Shares or other securities for which the Warrants become exercisable to be included in such registration; provided however, that if the Company selects an underwriter of national stature, such approval will not be unreasonably withheld. Notwithstanding the foregoing, the Company may postpone the filing of such registration statement or offering statement for a reasonable period of time after receipt of the original written Registration Request (not exceeding 90 days) if, in the good faith opinion of the Company's Board of Directors, effecting the registration would adversely affect a material or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

     (b) Piggyback Registration Rights. The Company covenants and agrees with the Representative and any other or subsequent Warrant Holder(s) that if, at any time within the period commencing on the first anniversary of the Effective Date and ending at the Close of Business on the day immediately preceding the seventh anniversary of the Effective Date, it proposes to register any class of security under the Act in a primary registration on behalf of the Company or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Shares or other securities for which the Warrants become exercisable, the Company will give prompt written notice (which, in the case of a registration pursuant to the exercise of demand registration rights other than those provided in Section 12(a) of this Agreement, shall be within 10 business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 45 days prior to such filing) to each Warrant Holder (regardless of whether the Warrant Holder shall have theretofore availed himself or herself of the right provided in Section 12(a)) at the addresses appearing on the records of the Company of its intention to effect a registration. The Company will offer to include in such registration such number of Shares or other securities for which the Warrants are exercisable with respect to which the Company has received written requests for inclusion therein within 10 days after receipt of notice from the
Company: provided that in the event that: (i) such registration is to be underwritten; (ii) such registration is a primary registration on behalf of the Company; and (iii) with the exception of the Shares or other securities for which the Warrants become exercisable, such registration is not a secondary registration on behalf of the holders of outstanding securities of the Company, the Company shall not be required to include the Shares or other securities for which the Warrants become exercisable in such registration to the extent the managing underwriter(s) determines in good faith that such inclusion would materially adversely affect the offering being made by such registration. All registrations requested pursuant to this Section 12(b) are referred to herein as "Piggyback Registrations." This paragraph is not applicable to a registration statement filed by the Company on Forms S-4 or S-8 or any successor forms.

     (c) Action to be Taken by the Company. In connection with the registration of the Shares or other securities for which the Warrants become exercisable in accordance with paragraphs (a) or (b) above, the Company agrees to:

           (i) bear the expense of any registration or qualification under paragraph (a), on one occasion, or under paragraph (b), on any number of occasions, including but not limited to legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of more than one set of counsel for the Warrant Holder(s) which reimburesment shall be limited to reasonable attorney's fees in the event of a registration or qualification under paragraph (b), or (B) any underwriters' discount or commission in respect to such Shares or other securities for which the Warrants become exercisable, payment of which shall, in each case, be the sole responsibility of the respective Warrant Holder(s) thereof;

           (ii) use its best efforts to register or qualify the Shares or other securities for which the Warrants become exercisable for offer or sale under state securities or blue sky laws of such jurisdictions as the Warrant Holders shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable the Warrant Holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction;

           (iii) furnish to each holder copies of any registration statement for the Shares or other securities for which the Warrants become exercisable, any prospectus included in any such registration statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Warrant Holder may from time to time reasonably request; and

           (iv) if registration is to be pursuant to an underwritten offering, enter into a cross-indemnity agreement in customary form, with each underwriter, if any, and each Warrant Holder of securities included in such registration statement.

      13. Notices to Warrant Holders; Dissolution; Exercise Rights.

      (a) Nothing contained in this Agreement or in any Warrant shall be construed as conferring upon any Warrant Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company or a consolidation, merger or sale of all or substantially all of its property, assets, business and goodwill as an entirety, then, in that event, the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least 20 business days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each Warrant Holder at such Warrant Holder's address appearing on the Warrant register. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then (i) notwithstanding the provisions of Section 4 hereof, each Warrant Holder shall have the right, at the election of the Warrant Holder, (A) to exercise any Warrant then held immediately prior to such voluntary dissolution upon payment of the Exercise Price then in effect or (B) to receive, as of the effective date of the dissolution, the fair value of such Warrant as of the time immediately prior to the authorization of the dissolution (without taking the dissolution into account) as determined by the Board of Directors of the Company and (ii) from and after the date on which such voluntary dissolution shall have been duly authorized by the stockholders, the purchase rights represented by such Warrant and all other rights with respect thereto shall cease and terminate.

      (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be purchasable in lieu thereof upon the exercise of a Warrant), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least 10 business days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Warrant Holder at such Warrant Holder's address appearing on the Warrant register.

     14. Notices. Any notice pursuant to this Agreement to be given or made by any Warrant Holder to the Company shall be sufficiently given or made as of the third business day following mailing if sent by first-class mail, postage prepaid, or as of the day after mailing if sent by a nationally recognized overnight courier, addressed as follows (or to such other address as the Company may designate by notice given in accordance with this Section 14 to the Warrant Holder(s)):

                       Merge Technologies Incorporated
                       1126 South 70th Street
                       Suite S107B
                       Milwaukee, Wisconsin  53214-3151
                       Attn.:  President

     Notices or demands authorized by this Agreement to be given or made by the Company to any Warrant Holder shall be sufficiently given or made (except as otherwise provided in this Agreement) as of the third business day following mailing if sent by first-class mail, postage prepaid, or as of the day after mailing if sent by a nationally recognized overnight courier, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Warrant register, Common Stock register or the register for such other security for which the Warrants become exercisable.

     15. Covenant as to Certain Transactions. The Company shall not consummate any consolidation, merger, sale or conveyance (as described in Section 8(j) hereof) unless prior thereto (a) the successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, shall have a sufficient aggregate number of authorized shares and other securities which have not been issued or reserved for issuance to permit the exercise in full of the Warrants in accordance with Section 8(j) hereof and (b) the Company and such successor or purchasing corporation or affiliate shall have executed and delivered to each Warrant Holder a supplemental agreement confirming that the requirements of Section 8(j) hereof shall be promptly performed in accordance with their terms and that such consolidation, merger, sale or conveyance shall not result in a default by the Company, such successor or purchasing corporation or such affiliate under this Agreement (as the same shall have been assumed by such successor or purchasing corporation or such affiliate) and further providing that such successor or purchasing corporation or such affiliate shall assume all obligations of the Company hereunder and agree to be bound hereby. In the event of and after the happening of any such consolidation, merger, sale or conveyance, the term "the Company," as used herein, shall be deemed to refer to such successor or purchasing corporation or such affiliate, as the case may be.

     16. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of Massachusetts without giving effect to the principles of conflict of laws thereof.

     17. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                    MERGE TECHNOLOGIES INCORPORATED



                                    By:
                                       ______________________________
                                    Name:
                                    Title:


                                    H.C. WAINWRIGHT & CO., INC.


                                    By:
                                       ______________________________
                                    Name:
                                    Title:

                                   EXHIBIT A

                         (Form of Warrant Certificate)


     THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

No. __________________                                    _____________ Warrants


                       VOID AFTER 5:00 P.M., BOSTON TIME

                           ON _____________, 200[  ]

                        MERGE TECHNOLOGIES INCORPORATED

                              Warrant Certificate


     THIS CERTIFIES THAT, for value received, _________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which
entitles the owner thereof to purchase at any time from[    ], (except as
otherwise set forth in the Warrant Agreement referred to below), until 5:00 p.m., Boston time on [ ] (the "Expiration Date"), one fully paid and nonassessable share of the common stock, par value $.0l per share (the "Common Stock"), of MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation (the "Company"), at the purchase price of $[ ] per share (the "Exercise Price"), upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock which may be purchased upon exercise hereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of securities which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     This Warrant Certificate is subject to, and entitled to the benefits of,
all of the terms, provisions and conditions of an agreement dated as of [   ]
(the "Warrant Agreement") by and
among the Company and H.C. Wainwright & Co., Inc., which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holder of the Warrant Certificate. Copies of the Warrant Agreement are on file at the principal office of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates so surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof, a cash payment will be made by the Company, as provided in the Warrant Agreement.

     No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares of Common Stock or other securities shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the shares of Common Stock or other securities purchasable upon such exercise until the date of the reopening of said transfer books, subject to the terms of the Warrant Agreement.

     IN WITNESS WHEREOF, MERGE TECHNOLOGIES INCORPORATED has caused the signature of its President and Secretary to be printed hereon and its corporate seal to be printed hereon.

Dated:

                                    MERGE TECHNOLOGIES INCORPORATED


                                    By: ____________________________
                                        President


Attest:



_____________________________
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

     FOR VALUE RECEIVED, ____________________________________________ hereby sells, assigns and transfers unto _________________________________________, this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________________________ to transfer the within Warrant
Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________,  ___

                                        ________________________________________
                                                        Signature

Signature Guaranteed:


                                     NOTICE

     The signature on the foregoing Assignment must correspond in all respects to the name as written upon the face of this Warrant Certificate, without alteration, enlargement or any change whatsoever.


Accepted:




__________________________
Assignee:

                                   EXHIBIT B

                                    FORM OF
                              ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO MERGE TECHNOLOGIES INCORPORATED:

     The undersigned hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security or other
identifying number
__________________________________


________________________________________________________________________________
                       (Please print name and address)

________________________________________________________________________________


If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other
identifying number
______________________________________



________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

Dated:
       ______________________,____


                                              __________________________________
                                                                Signature
Signature Guaranteed:

                                     NOTICE

     The signature on the foregoing election to purchase must correspond in all respects to the name as written upon the face of this Warrant Certificate, without alteration, enlargement or any change whatsoever.